Exhibit 10.1


                          CONSULTING SERVICES AGREEMENT

           Consulting Services Agreement ("Agreement"), dated as of January 1, 2003, by and between Craig M. Hatkoff ("Consultant") and CT Investment Management Co., LLC, a Delaware limited liability company (the "Company").

                              PRELIMINARY STATEMENT

           WHEREAS, Consultant has previously served as an executive officer of the Capital Trust, Inc. ("CT") and therefore has the training, expertise and prior experience in areas related to the business or needs of CT and the investment funds cosponsored by it, CT Mezzanine Partners II LP, a Delaware limited partnership ("Fund II"), and CT Mezzanine Partners III, Inc., a Maryland Corporation ("Fund III");

           WHEREAS, the Company desires to retain the services of Consultant;
and

           WHEREAS, Consultant desires to provide consulting services for the benefit of the Company using his knowledge, skills, experience and abilities;

           NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                             SERVICES TO BE PROVIDED

           Section 1.1    Nature of Services.

           (a) Consultant shall provide advice and suggestions, and perform such tasks and assignments as requested, orally or in writing, from time to time, by the chief executive officer of the Company.

           (b) The Consultant shall be designated by the Company and serve as a member of the Management Committee of CT MP II LLC, a Delaware limited liability company which serves as general partner of Fund II and as a member of the board of directors of Fund III. The Company may remove Consultant as a member of the foregoing committee or board for any reason or no reason at any time and the Consultant may resign from such committee or board for any reason or no reason at any time.

           (c) The Consultant agrees to cooperate at the reasonable request of the Company with any advisory assignments, transactions or litigation or claims involving the Company about which Consultant has knowledge. Said cooperation includes but is not limited to: providing information, reviewing and assisting in the preparation of statements, affidavits or pleadings, giving sworn statements or depositions and testifying


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in court or at arbitration. The Company will reimburse Consultant for reasonable expenses related to assistance requested by Company.

           Section 1.2 Right of Control. Consultant shall have exclusive control over the means and manner by which the services called for by this Agreement are performed.

           Section 1.3 Non-Exclusive Services. Consultant shall devote so much of his productive time, ability and attention as is necessary to performing consulting services as requested or assigned by the Company. Consultant may render services of a business or commercial nature to other persons or entities during the term of this Agreement.

                                   ARTICLE II
                            COMPENSATION FOR SERVICES

           Section 2.1 Fee. As payment and consideration for the services to be provided and promises made herein by Consultant, the Company agrees to pay Consultant the total sum of Ten Thousand Dollars ($10,000) per month ("Fee"). The Fee shall be paid once a month on the last day of the month in which services are provided.

           Section 2.2 Independent Contractor. Consultant understands and agrees that in performing the services to be provided pursuant to this Agreement, Consultant is acting as an independent contractor with respect to the Company and not as an employee, agent, partner or joint venturer of the Company. Consultant, in his capacity as such, shall be free to undertake other assignments or activities on his own account or on the account of third parties. Consultant agrees and understands that he shall not be authorized to, nor shall he, enter into any commitments, agreements or undertakings or assume any responsibilities on behalf of the Company.

           Section 2.3 Tax Obligations. Consultant understands and agrees that he is solely responsible for all income and/or other employment tax obligations, if any, including but not limited to all reporting and payment obligations, if any, which may arise as a consequence of any payment under this Agreement. Consultant agrees to indemnify and hold the Company harmless in respect of all such payments claimed or assessed by any taxing authority.

           Section 2.4 No Benefits. Consultant understands and agrees that since he is not an employee of the Company, he shall not be entitled to, and hereby waives any claim to any of the benefits provided to employees of the Company, including, but not limited to holidays off with pay; vacation time off with pay, paid leaves of absence of any kind; and insurance coverage of any kind, specifically including, but not limited to, medical and dental insurance, unemployment insurance, workers' compensation insurance and state disability insurance.


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                                  ARTICLE III
                              TERM AND TERMINATION

           Section 3.1 Effective Date of Agreement. This Agreement shall become effective upon the date hereof.

           Section 3.2 Term of Agreement. This Agreement shall continue in full force and effect for a period commencing on the date hereof and ending on May 31, 2005.

           Section 3.3 Termination Prior to Expiration of Term. Either party may terminate this Agreement prior to the expiration of the term hereof for any or no reason on fourteen (14) calendar days' advance written notice to the other party. In the event of such termination, Consultant shall be promptly paid the portion of the monthly Fee owed based on services performed prior to the effective date of termination and no further payment shall be due.

           Section 3.4 Termination for Cause. The Company also may terminate this Agreement for "Cause" before the expiration of the term hereof without any prior notice whereupon the Company shall have no further obligation to pay any Fee for services performed prior to such Termination and further payment shall be due. "Cause" shall mean (i) any act of theft, fraud or embezzlement, or any other willful misconduct or dishonest behavior by Consultant in connection with the performance of Consultant's services hereunder, (ii) Consultant's continuing and willful failure or refusal to perform the services required under this Agreement (other than due to his incapacity due to illness or injury, (iii) conviction of Consultant for any crime constituting a felony under the laws of the jurisdiction in which such crime was committed, or (iv)Consultant's material breach of the confidentiality provisions of this Agreement.

                                   ARTICLE IV
                               PROPRIETARY RIGHTS

           Section 4.1    Confidential Information.

           (a) Consultant understands and agrees that during the term of this Agreement, he may become aware of information concerning the operations, budgets, future business plans and methods of doing business on the part of the Company and/or its affiliates, which information is hereby designated "Confidential Information."

           (b) Consultant understands and agrees that he shall not disclose any Confidential Information directly or indirectly, to anyone outside of the Company, either during the term of this Agreement, or at any time after the expiration or termination hereof, without the prior written consent of the Company.


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           (c) Consultant understands and agrees that he shall be subject to and comply with the Company's insider trading policy in accordance with the terms thereof.

           Section 4.2 Return of Company Property. Consultant understands and agrees that all written information, documents, and materials prepared by or at the request of the Company, or provided to Consultant, in the course of providing the services called for by this Agreement shall be the sole and exclusive property of the Company and will be delivered to the Company, if requested, on the expiration or termination of this Agreement.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

           Section 5.1 Severability. the provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable.

           Section 5.2 Arbitration. This Agreement shall in all respects be interpreted and governed by and under the laws of the State of New York, without regard to principles of conflict of laws. Any dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement or any law (hereinafter "Arbitrable Dispute") shall be submitted to arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as the exclusive remedy for any such claim or Arbitrable Dispute. The decision of the arbitrator shall be final, conclusive and binding upon the parties. Each party shall pay the fees of its respective attorneys, the expenses of its witnesses and any other expenses connected with presenting its claim. Other costs of the arbitration, including the fees of the arbitrator, costs of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the parties, one-half by Consultant, on the one hand, and one-half by the Company, on the other hand, provided however, the arbitrator may award the prevailing party its reasonable legal fees and expenses in pursuing such action if the arbitrator finds the non-prevailing party acted in bad faith with gross negligence or without reasonable basis to believe that her/its conduct was in conformity with the terms hereof. Whether or not a party is the prevailing party in any such action shall be determined by the arbitrator. Should any party to this Agreement pursue any Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

           Section 5.3 Sole and Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto, whether written or oral,


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pertaining to the subject matter hereof. No change in, modification of, or addition, amendment or supplement to this Agreement shall be valid unless set forth in writing.

           Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]


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        IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the date first set forth above.

                                    CT INVESTMENT MANAGEMENT CO., LLC

                                    By: /s/ John R. Klopp
                                        -----------------------------------
                                            Name:  John R. Klopp
                                            Title:  Chief Executive Officer


                                    CRAIG M. HATKOFF

                                    /s/ Craig M. Hatkoff
                                    -------------------------


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